UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2021

KBR, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street, Suite 3400 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 753-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

KBR announced on July 7, 2021, the appointments of Carlos A. Sabater and Lt. General Vincent R. Stewart, USMC (Ret.) to its Board of Directors effective June 30, 2021. Each of Mr. Sabater and Lt. General Stewart will serve a term expiring at KBR’s 2022 annual meeting of stockholders. Neither Mr. Sabater nor Lt. General Stewart have been appointed to serve on any of the standing committees of the KBR Board of Directors; the Nominating and Corporate Governance Committee of the KBR Board of Directors will make recommendations for such appointments at its next meeting.

Mr. Sabater is a member of the Board of Directors of PDC Energy where he serves on the Audit and Compensation Committees.  He previously served as an elected board member for Deloitte & Touche LLP (“Deloitte”) member firms in the United States, Mexico, Central and Latin America, the Caribbean, and Bermuda and has also served on the boards of many non-profit organizations including, Florida International University, the YMCA, Kiwanis Club, and Chamber of Commerce. Mr. Sabater is an accomplished global business executive, licensed certified public accountant, and qualified board of directors financial expert. He recently retired as a senior global partner with Deloitte. During his tenure at Deloitte, Mr. Sabater served in various senior leadership and operational roles, including CEO for both the United States and global audit practices. He also served as the managing partner for all of Deloitte’s businesses across the 28 countries in North and South America.

Lt. General Stewart retired from the United States Marine Corps on April 5, 2019, after nearly four decades of military service. Prior to his retirement, he served as Deputy Commander at United States Cyber Command (2017-2019) and previously served as the 20th Director of the Defense Intelligence Agency (2015-2017) – the first African American, first Jamaican American, and first Marine Corps officer to hold that position. Lt. General Stewart currently serves as Chief Innovation and Business Intelligence Officer for Ankura Consulting Group, LLC. He is also a member of The Aerospace Corporation’s Board of Trustees. Lt. General Stewart is a focused and results-oriented leader with more than 30 years’ experience in all aspects of cyberspace operations, intelligence, and counterintelligence. His expertise is in developing high-performance teams and implementing innovative strategies, plans, and initiatives while driving process improvements to attain objectives and goals.

There are no related party transactions between KBR and Mr. Sabater or between KBR and Lt. General Stewart that are subject to disclosure under Item 404(a) of Regulation S-K. The KBR Board of Directors has determined that each of Mr. Sabater and Lt. General Stewart is an “independent” director within the meaning of KBR’s Corporate Governance Guidelines and the rules and regulations of the New York Stock Exchange and a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. As non-employee directors, Mr. Sabater and Lt. General Stewart are entitled to receive the standard compensation arrangements for KBR directors described under “Director Compensation” in KBR’s 2021 Proxy Statement as filed with the Securities and Exchange Commission on April 5, 2021.

The full text of the press release announcing Mr. Sabater and Lt. General Stewart’s appointments is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	KBR, Inc. press release dated July 7, 2021, titled, “KBR Appoints Carlos A. Sabater and Lt. General Vincent R. Stewart to Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: July 7, 2021	By:	/s/ Adam M. Kramer
	Name: Title:	Adam M. Kramer Vice President, Corporate Secretary & Sustainability